As filed with the Securities and Exchange Commission on March 12, 2013                Registration No. 333-_______________

FORM S-1

SECURITIES AND EXCHANGE COMMISSION
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREAT CHINA MANIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	2750 (Primary Standard Industrial Classification Code Number)	59-2318378 (I.R.S. Employer Identification No.)

Rm. 1902, 19/F, Kodak House 2
Java Road, North Point
Hong Kong
(852) 2882 7026
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:
Harrison Law, P.A.
8955 US Highway 301 North, No. 203
Parrish, Florida 34219
(941) 723-7564
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)(3)	Proposed maximum offering price per unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock par value $0.01	10,600,000	$0.0325	$344,500	$46.99
Total	10,600,000		$344,500	$46.99
(1) The shares of our Common Stock being registered hereunder are being registered for resale by Kodiak Capital Group, LLC in accordance with the terms of an investment agreement between Kodiak Capital Group, LLC and the Company. The number of shares of our Common Stock registered hereunder represents a good faith estimate by us of the number of shares of our Common Stock issuable upon delivery of a “put” notice.   Should the number of shares being registered be an insufficient number of shares to fully utilize the credit facility, the Company will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.  In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(2) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, under the Securities Act, using the last closing price as reported on the Over-the-Counter Bulletin Board (the “OTCBB”) on March 11, 2013, which was $0.0325 per share.

(3) Of the total number of the shares of our Common Stock being registered hereunder for resale by Kodiak Capital Group, LLC, six-hundred thousand (600,000) are being registered to cover the warrants that have been granted to Kodiak but have not yet been exercised.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED February __, 2013

PROSPECTUS

GREAT CHINA MANIA HODINGS, INC.

10,600,000 Shares of Common Stock, par value $0.01

This prospectus relates to the offering from time to time of up to 10,000,000 shares of the common stock of Great China Mania Holdings, Inc., a Florida corporation (“GMEC”, “we”, “our”, “us”, or “Company”), to and by Kodiak Capital Group, LLC, a Delaware limited liability company (“Kodiak” or “Kodiak Capital” or “Selling Security Holder”), and pursuant to a “put right” under an investment agreement, also referred to as an equity line of credit that the Company has entered into with Kodiak Capital.  The investment agreement permits us to “put” up to $2,000,000 of shares of our common stock to Kodiak Capital.  Pursuant to registration rights granted to Kodiak Capital, we are obligated to register the shares acquired by Kodiak Capital.  GMEC is not selling any shares of common stock in that resale offering.  We, therefore, will not receive any proceeds from the sale of the shares by the Selling Security Holder.  We will, however, receive proceeds from the sale of securities pursuant to our exercise of the put right.

Additionally this prospectus relates to the offering from time to time of up to 600,000 shares of the common stock of GMEC to and by Kodiak, and pursuant to warrants that have been granted to Kodiak at the exercise price of $.01 per share. As of the date of the filing of this registration statement Kodiak has not exercised its rights under the warrant agreement.

Kodiak, as the Selling Security Holder, is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

The Selling Security Holder may sell common stock from time to time in the principal market on which the stock will be traded at the prevailing market price or in negotiated transactions.  The Selling Security Holder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock. GMEC will pay the expenses of registering these shares.

Upon the effective date of this registration statement, Kodiak Capital will commit to purchase up to $2,000,000 worth of our common stock over a six (6) month period.  The amount that the Company shall be entitled to put to Kodiak shall be a maximum of $2,000,000. The offering price of these securities will equal ninety percent (90%) of the lowest posted closing posted bid price of the common stock of GMEC during the pricing period which shall be the immediate five (5) consecutive trading days immediately following the put date.  There will be no underwriter discounts or commissions.

Our common stock is quoted on the Over-the-Counter Markets (“OTCBB” and “OTCQB”) under the symbol “GMEC”. The last reported sale price of our common stock on the OTCBB on March 11, 2013 was $0.0325 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 3 of this prospectus under the caption “Risk Factors.”

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2013.

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TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock with a total value of up to $2,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Great China Mania Holdings, Inc.,” “the Company,” “we,” “us,” “our” and similar terms refer to GMEC.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

The Corporation
Our Business

The Company was incorporated in Florida on July 8, 1983, and underwent various changes in business names and operations since then, changing its name to Great China Mania Holdings, Inc. and its business strategy on February 28, 2011.

In February 2011, three new subsidiaries of the Company were formed and have since maintained operations. These subsidiaries are “Great China Media Limited” (which operates a publishing business), “Great China Game Limited” (which operates a game retail business), and “GME Holding Limited” (which operates an artist and artist management business). In June 2011, another new subsidiary GMEC Ventures Limited, a Hong Kong company, was formed and maintained for holding future investment if any.

Our State of Organization

Great China Mania Holdings, Inc. was incorporated on July 8, 1983, under the Laws of the State of Florida.  Our principal address is Rm. 1902, 19/F, Kodak House 2, Java Road, North Point, Hong Kong.  Our registered agent’s address is 8955 U.S. Highway 301 N., No. 203, Parrish, Florida.

The Offering
Number of Shares Being Offered

We are offering to sell up to 10,600,000 shares of common stock issuable to Kodiak Capital Group LLC pursuant to an Investment Agreement with us dated November 15, 2012 (the “Investment Agreement” or “Equity Line of Credit”).

Number of Shares Outstanding After the Offering
80,498,453 shares of our common stock are issued and outstanding. We have no other securities issued.  In the event all of the 10,600,000 shares being registered in this offering are sold we will have 102,498,453 shares issued and outstanding.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock sold by Kodiak.
Plan of Distribution	The Offering is made by the Kodiak Capital Group LLC pursuant to an Investment Agreement with us dated November 15, 2012 (the “Investment Agreement” or “Equity Line of Credit”).
Risk Factors
You should carefully consider all the information in this Prospectus including the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 3 before deciding whether to invest in our common stock.

Lack of Liquidity in our common stock
Our common stock is presently traded on the OTCBB, under the trading symbol “GMEC.OB”.  The last reported sale price of our common stock on the OTCBB on March 11, 2013 was approximately $0.0325 per share.

The audited financial statements appearing in our annual report on Form 10-K and the reviewed financial statements appearing in our quarterly reports on Form 10-Q are incorporated by reference in this document and are available on the SEC Website at www.sec.gov and will be available on our corporate website, www.greatchinamania.com.

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RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors set forth below, together with all of the other information contained or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Associated with the Business Operating Units

Competition in this industry could result in us losing market share and charging lower prices for services, which could reduce our revenue.

We predominately compete in the fashion model management industry with numerous competitors, from large multi-national companies to local and boutique agencies. We also compete in the general talent management industry. “Talent” means any model, entertainer, artist, athlete or other talent or celebrity. We endeavor to secure product endorsement contracts from branded consumer products companies for talent represented by us.

In many of our markets, our competitors may possess greater resources, greater name recognition, greater geographic reach and longer operating histories than us, which may give competitors an advantage in obtaining future clients and attracting qualified models and other talent in their markets. Increased competition may lead to, among other things, loss of business and market share and pricing pressures that could negatively impact our business.

In addition, because one of our principal assets is people, and freedom of entry into the model management business is almost unlimited, a small agency may, on occasion, be able to develop business with our clients, particularly if the small agency is successful in recruiting other successful talent.

Our prospects and financial results may be adversely affected if we fail to identify, sign and retain quality talent.

We are dependent on identifying, signing and retaining models and other talent who are well received by clients and are likely to generate repeat business. Our competitive position is dependent on our continuing ability to attract and develop talent whose work can achieve a high degree of client acceptance. Our financial results may be adversely affected if we are unable to identify, sign and/or retain such talent under terms that are economically attractive to us. Our business would be adversely affected by any of the following:

•	inability to recruit new models;
•	the loss of popularity of models among clients;
•	increased competition to maintain existing relationships with models;
•	non-renewals of current agreements with models; and
•	poor performance or negative publicity of models.

In addition, the fashion model industry is a youthful business, and models’ careers are inherently limited in length. The loss or maturing of talent, particularly key talent responsible for significant gross billings, negatively impacts us. If we are unable to replace lost talent, including by successfully recruiting or developing new talent, our business will suffer. New talent is also important for us to continually show talent alternatives to clients, who regularly seek new “looks”.

We have relied upon our ability to enforce contracts entered into by models and other talent we represent. If we are unable to protect and enforce our contractual rights, we may suffer a loss of revenue

Our success depends, to a large degree, on our current talent under management and, in the future, scouting new talent and entering into new contracts. To protect our contractual rights, we have traditionally vigorously defended our contractual rights vis-à-vis models and other talent, as well as other agencies and companies, for both financial reasons and to encourage ongoing strict adherence to contracts by all models and other talent. Such strict enforcement through litigation and other legal means could result in substantial costs and diversion of resources and the potential loss of contractual rights, which could impair our results of operations and financial condition.

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If we are unable to retain key management personnel or hire additional skilled personnel, we may not be able to successfully manage our business in the future.

Our key management personnel and their skills and relationships with clients are among our most important assets. An important aspect of our competitiveness is our ability to attract and retain key management personnel, and our future success depends upon the continued service or involvement of key management personnel. If we lose the services of one or more of our key management personnel, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives. The loss of the services of any of our key management personnel or other key employees could have a material adverse effect on our business, prospects, financial condition and results of operations.

In addition to retaining key existing management personnel, our future success may also depend on our ability to identify, attract, hire, train, and motivate other highly skilled management, agents and administrative personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or motivate sufficiently qualified personnel. The failure to attract and retain the necessary personnel could have a material adverse effect on our business.

If we are unable to maintain our professional reputation and brand name, our business will be harmed.

We strongly depend on our overall reputation and brand name recognition, which we believe is strong in the industry, to secure new engagements and to sign qualified talent. Our success also depends on the individual reputations of the talent that we represent. In addition, any adverse effect on our reputation might negatively impact our businesses, which is driven largely by the value of the Company’s brand. If any client is dissatisfied with our services, this may adversely affect our ability to secure new engagements.

If any factor, including poor performance, hurts our reputation, we may experience difficulties in competing successfully for both new client engagements and qualified talent. Failing to maintain our professional reputation and the goodwill associated with our brand name could seriously harm our business.

Our revenue and net income may be affected by adverse economic conditions.

Recessions may impact gross billings for modeling services. An important segment of the modeling industry is advertising, with advertising assignments typically generating amongst the highest daily fees in the business. Because advertising expenditures are viewed by companies as discretionary and are curtailed during economic downturns, agency gross billings may also decline over recessionary periods. There can be no assurance that current economic conditions will improve or even remain stable. Our business, financial condition and results of operations could suffer if economic conditions weaken.

If some of our clients experience financial distress, their weakened financial position could negatively affect our financial position and results.

We have a diverse client base, and at any given time, one or more of our clients may experience financial distress, file for bankruptcy protection or go out of business. If any client with whom we have a substantial amount of business experiences financial difficulty, it could delay or jeopardize the collection of accounts receivable, may result in significant reductions in services provided by us and may have a material adverse effect on our financial position, results of operations and liquidity.

We may undertake acquisitions to expand our business, which may dilute the ownership of existing stockholders.

As we pursue our business plan, we may pursue acquisitions of businesses, both domestic and international. International acquisitions in particular would permit us to expand our global footprint. To finance any acquisitions however, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on favorable terms or at all, and, in the case of equity financings, would result in additional dilution to existing stockholders. If we acquire any business and are unable to integrate the newly acquired entities effectively, our business and results of operations may suffer. The time and expense associated with finding suitable and compatible businesses or services could also disrupt our ongoing business and divert management’s attention. Future acquisitions by us could result in large and immediate write-offs or assumptions of debt and contingent liabilities, any of which could substantially harm our business and results of operations.

Any acquisitions that we attempt or complete could prove difficult to integrate or require a substantial commitment of management time and other resources.

Any strategy of acquiring other businesses involves a number of unique risks including: (i) completing due diligence successfully, (ii) exposure to unforeseen liabilities of acquired companies and (iii) increased risk of costly and time-consuming litigation, including stockholder lawsuits. If we pursue acquisitions, we may be unable to address these problems successfully. Moreover, our future operating results will depend to a significant degree on our ability to integrate acquisitions (if any) successfully and manage operations while also controlling our expenses. Integrating newly acquired businesses or services is likely to be expensive and time consuming. We may be unable to select, manage or absorb or integrate any future acquisitions successfully, particularly acquisitions of large companies. Any acquisition, even if effectively integrated, may not benefit our stockholders.

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We may need additional debt or equity to sustain growth, but we do not have commitments for such funds.

We may need to finance future growth through a combination of borrowings, cash flow from operations, and equity financing. Our ability to continue growing at the pace we have recently grown could depend in part on our ability to obtain either additional debt or equity financing. The terms on which debt and equity financing is available to us varies from time to time and is influenced by our performance and by external factors, such as the economy generally and developments in the market, which are beyond our control. If we are unable to obtain additional debt or equity financing on acceptable terms, we may have to curtail our growth by delaying new initiatives. While we maintain a credit facility, our efforts to secure significant funds through debt financing have not been successful and, given the cautiousness of banks following the 2008 downturn, do not look likely in the foreseeable future.

Third parties may claim that we are infringing their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products or services as a result.

We are not aware of any claims of infringement or challenges to our right to use any of our trademarks in the U.S. Nevertheless, we could be subject to claims that we are misappropriating or infringing intellectual property or other proprietary rights of others. Given that proprietary rights to photography, artwork and similar intellectual property rights are a fundamental part of marketing in the fashion and technology industry, we may be exposed at times to claims with respect to such rights. Such claims, even if not meritorious, can be expensive to defend and divert management’s attention from our operations. If we become liable to third parties for infringing these rights, we could be required to pay a substantial damage award and cease displaying, offering or selling works, products or services that use or contain the infringing intellectual property. We may be unable to develop non-infringing products or services or obtain a license on commercially reasonable terms. We may also be required to indemnify licensees and customers if they become subject to third-party claims relating to intellectual property that they license or otherwise provide to them, which could be costly.

We may not be able to adequately protect our media rights (including any intellectual property rights we have or may acquire).

Portions of our business rely on media and intellectual property. Protecting these rights is difficult. Piracy may adversely affect our revenue, particularly in countries where laws are less protective of such rights. Further, reductions in the legal protection for intellectual property rights could adversely affect revenue.

Our future results could be materially adversely affected if it is found to have infringed on intellectual property rights.

Technology companies, including many of our subsidiaries’ competitors, frequently enter into litigation based on allegations of patent infringement or other violations of intellectual property rights. In addition, patent holding companies seek to monetize patents they have purchased or otherwise obtained. Although we have not encountered any intellectual property rights claims against it, as the Company grows, the intellectual property rights claims against it may increase.

Regardless of the scope or validity of such claims by potential or actual litigants, we may have to engage in litigation. If we are found to infringe any patents, it may be required to pay substantial damages. If there is a temporary or permanent injunction prohibiting us from marketing or selling certain products or a successful claim of infringement against us requiring it to pay royalties to a third-party, its financial condition and operating results could be materially adversely affected, regardless of whether it can develop non-infringing technology. In certain cases, we may consider the desirability of entering into licensing agreements, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur. These licenses may also significantly increase our operating expenses.

We may experience outages, data loss, and disruptions with the technology related to our services.

Inefficiencies or operational failures, including temporary or permanent loss of customer data, could diminish the quality of our products, services, and user experience resulting in contractual liability, claims by customers and other third parties, damage to our reputation and loss of current and potential users, subscribers, and advertisers, each of which may harm our operating results and financial condition.

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Delays in product development schedules may adversely affect our revenue.

The development of technology products is a complex and time-consuming process. New products and enhancements to existing products can require long development and testing periods. Significant delays in new product or service releases or significant problems in creating new products or services could adversely affect our revenue.

We make significant investments in new products and services that may not be profitable.

Our growth partially depends on our ability to innovate by offering new, and adding value to our existing, technological and service offerings. We will continue to make investments in research, development, and marketing for new products, services, and technologies. Investments in new technology are speculative. Commercial success depends on many factors, including innovativeness, developer support, and effective distribution and marketing. If customers do not perceive our offerings as providing significant new functionality or other value, they may reduce their purchases of our products or upgrades, unfavorably impacting revenue. We may not achieve significant revenue from new product and service investments for a number of years, if at all. Moreover, new products and services may not be profitable, and even if they are profitable, operating margins for new products and businesses may not be high.

To remain competitive and stimulate customer demand, we must successfully manage frequent product introductions and transitions.

Due to the highly volatile and competitive nature of the industries in which we compete, we must continually introduce new products, services and technologies, enhance existing products and services, and effectively stimulate customer demand for new and upgraded products. The success of new product introductions depends on a number of factors including but not limited to timely and successful product development, market acceptance, our ability to manage the risks associated with new products and production ramp issues, the availability of application software for new products, the effective management of purchase commitments and inventory levels in line with anticipated product demand, the availability of products in appropriate quantities and costs to meet anticipated demand, and the risk that new products may have quality or other defects in the early stages of introduction. Accordingly, we cannot determine in advance the ultimate effect of new product introductions and transitions on its financial condition and operating results.

We rely on third-party intellectual property and digital content, which may not be available to us on commercially reasonable terms or at all.

Many of our products include third-party intellectual property, which requires licenses from those third parties. Based on past experience and industry practice, we believe such licenses generally could be obtained on reasonable terms. There is however no assurance that the necessary licenses could be obtained on acceptable terms or at all. If we are unable to obtain or renew critical licenses on reasonable terms, our financial condition and operating results may be materially adversely affected.

Our future performance depends in part on support from third-party software developers.

We believe decisions by customers to purchase its hardware products depend in part on the availability of third-party software applications and services. There is no assurance that third-party developers will continue to develop and maintain software applications and services for our products. If third-party software applications and services cease to be developed and maintained for our products, customers may choose not to buy our products, which could materially adversely affect our financial condition and operating results.

Investment in new business strategies and initiatives could disrupt our ongoing business and present risks not originally contemplated.

We have invested, and in the future may invest, in new business strategies or acquisitions. Such endeavors may involve significant risks and uncertainties, including distraction of management from current operations, insufficient revenue to offset liabilities assumed and expenses associated with the strategy, inadequate return of capital, and unidentified issues not discovered in the Company’s due diligence. These new ventures are inherently risky and may not be successful. They may materially adversely affect our financial condition and operating results.

We may be subject to information technology system failures or network disruptions that could damage our reputation, business operations, and financial conditions.

We may be subject to information technology system failures and network disruptions. These may be caused by natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, computer viruses, physical or electronic break-ins, or similar events or disruptions. System redundancy may be ineffective or inadequate, and our disaster recovery planning may not be sufficient for all eventualities. Such failures or disruptions could prevent access to our online operations and services, preclude transactions, compromise Company or customer data, and result in delays or cancellations. System failures and disruptions could also impede the shipping of products, delivery of online services, transactions processing, and financial reporting.

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Risks Relating to Business in Hong Kong

Substantially all of our assets are located in Hong Kong and substantially all of our revenues are derived from our operations in Hong Kong. Accordingly, our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in Hong Kong.

The economic, political and social conditions, as well as governmental policies, could affect the financial markets in Hong Kong and our liquidity and access to capital and our ability to operate our business.

The Hong Kong economy differs from the economies of most countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. While the Hong Kong economy has experienced significant growth over the past, growth has been uneven, both geographically and among various sectors of the economy. The Hong Kong government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Hong Kong economy, but may also have a negative effect on us. This may encourage foreign advertising companies with more experience, greater technological know-how and larger financial resources than we have to compete against us and limit the potential for our growth. Moreover, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to you and us.

The Hong Kong legal system is a civil law system based on written statutes. The overall effect of legislation over the past 26 years has significantly enhanced the protections afforded to various forms of foreign investment in Hong Kong. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since Hong Kong administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. For example, these uncertainties may impede our ability to enforce the contracts we have entered into. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operation. In addition, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, particularly with regard to the advertising industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our suppliers.

If tax benefits currently available to us in Hong Kong were no longer available, our effective income tax rates for our Hong Kong operations could increase.

We generate a substantial portion or all our net income from our Hong Kong operations. Our net income could be adversely affected by any change in the current tax laws in Hong Kong.

The Hong Kong tax authorities may require us to pay additional taxes in connection with our acquisitions of offshore entities that conducted their Hong Kong operations through their affiliates in the United States.

Our operations and transactions are subject to review by the Hong Kong tax authorities pursuant to relevant Hong Kong laws and regulations. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, in the case of some of our future acquisitions of offshore entities that conduct their Hong Kong operations through their affiliates in the United States, we cannot assure you that the Hong Kong tax authorities will not require us to pay additional taxes in relation to such acquisitions, in particular where the Hong Kong tax authorities take the view that the previous taxable income of the Hong Kong affiliates of the acquired offshore entities needs to be adjusted and additional taxes be paid. In the event that the sellers failed to pay any taxes required under Hong Kong law in connection with these transactions, the Hong Kong tax authorities might require us to pay the tax, together with late-payment interest and penalties.

Hong Kong rules on mergers and acquisitions may subject us to sanctions, fines and other penalties and affect our future business growth through acquisition of complementary business.

We cannot assure you that the relevant Hong Kong government agency approval required for any issuance of our stock will be deemed legal. We may face sanctions by the Hong Kong regulatory agencies. In such event, this regulatory agency may impose fines and penalties on our operations in the Hong Kong, limit our operating privileges in the Hong Kong, delay or restrict the repatriation of the proceeds from any future sales of our stock into Hong Kong, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

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Complying with the requirements of rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the appropriate securities agency, may delay or inhibit the completion of such transactions, which could affect our ability to expand our business or maintain our market share.

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

Substantially all of our revenues and operating expenses are denominated in Hong Kong dollars. Since a significant amount of our future revenues will be denominated in Hong Kong dollars, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in United States dollars (“USD”) to fund our business activities outside Hong Kong, if any, or expenditures denominated in foreign currencies. This could affect our ability to obtain foreign exchange through debt or equity financing, including by means of loans.

Fluctuations in exchange rates could result in foreign currency exchange losses.

Appreciation or depreciation in the value of the Hong Kong dollar relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. The Hong Kong dollar may appreciate or depreciate significantly in value against the U.S. dollar in the long term, depending on the fluctuation of the basket of currencies against which it is currently valued or it may be permitted to enter into a full float, which may also result in a significant appreciation or depreciation of the Hong Kong dollar against the U.S. dollar. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue in the future which will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments we make in the future.

Any future outbreak of severe acute respiratory syndrome or avian flu in Hong Kong, or similar adverse public health developments, may severely disrupt our business and operations.

From December 2002 to June 2003, Hong Kong and other countries experienced an outbreak of a new and highly contagious form of atypical pneumonia now known as severe acute respiratory syndrome, or SARS. On July 5, 2003, the World Health Organization declared that the SARS outbreak had been contained. Since September 2003, however, a number of isolated new cases of SARS have been reported, most recently in central Hong Kong in April 2004. During May and June of 2003, many businesses in Hong Kong were closed by the Hong Kong government to prevent transmission of SARS. In addition, many countries, including Hong Kong, have encountered incidents of the H5N1 strain of bird flu, or avian flu. This disease, which is spread through poultry populations, is capable in some circumstances of being transmitted to humans and is often fatal. A new outbreak of SARS or an outbreak of avian flu may result in health or other government authorities requiring the closure of our distributor’s offices or other businesses, including office buildings, retail stores and other commercial venues, which comprise the primary locations where we provide our digital out-of-home advertising services. Any recurrence of the SARS outbreak, an outbreak of avian flu or a development of a similar health hazard in Hong Kong, may deter people from congregating in public places, including a range of commercial locations such as office buildings and retail stores. Such occurrences would severely impact the value of our digital out-of-home advertising networks to advertisers, significantly reduce the advertising time purchased by advertisers and severely disrupt our business and operations.

Risks Associated with Our Stock

Our shares are listed for trading on the OTC Bulletin Board, and our shares will likely be classified as a “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price less than $5.00. Our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

We are subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

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Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks;

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

We do not anticipate paying dividends on our common stock in the foreseeable future, which may limit investor demand.

We do not anticipate paying any dividends on our common stock in the foreseeable future. Such lack of dividend prospects may have an adverse impact on the market demand for our common stock as certain institutional investors may invest only in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in our common stock.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting us or our competitors. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Sales of substantial amounts of our common stock in the public market could depress the market price of our common stock.

The sale of a substantial amount of common stock in the public market, or the perception that such sales may occur, could cause the market price of our common stock to decline.

The OTC Bulletin Board, or the OTCBB, is a quotation system, not an issuer listing service, market or exchange. Therefore, buying and selling stock on the OTCBB is not as efficient as buying and selling stock through an exchange. As a result, it may be difficult for you to sell your common stock or you may not be able to sell your common stock for an optimum trading price.

The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities. Our common stock is traded on the OTC QX Marketplace, or OTCQX, which is the trading tier on the OTCBB with the most demanding listing standards. Nevertheless, because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of the order entry. Orders for OTCBB securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not be able to sell shares of common stock at the optimum trading prices.

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The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCBB if the common stock or other security must be sold immediately. Further, purchasers of securities may incur an immediate “paper” loss due to the price spread. Moreover, dealers trading on the OTCBB may not have a bid price for securities bought and sold through the OTCBB. Due to the foregoing, demand for securities that are traded through the OTCBB may be decreased or eliminated.

Financial Industry Regulatory Authority, or FINRA, sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must, after conducting a thorough due diligence review of a customer’s financial condition, have reasonable grounds for believing that the investment is suitable for that customer. Special rules on recommending speculative low priced securities to non-institutional customers require broker-dealers to make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other relevant financial information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. These FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and may have an adverse effect on the market for our shares.

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

This valuation of our stock is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares.

Investors may never receive cash distributions which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; ·increased competition; our ability or inability to generate future revenues; and market perception of the future of development of wood product manufacturing.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

We anticipate the need to sell additional authorized shares in the future. This will result in a dilution to our existing shareholders and a corresponding reduction in their percentage ownership in the Company.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in the Company is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required. The sale of additional stock to new shareholders will reduce the ownership position of the current shareholders. The price of each share outstanding common share may decrease in the event we sell additional shares.

Since our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are “penny stocks” and are covered by Section 15(d) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

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IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. Our shares are “penny stock.”

Trading in our common stock will be subject to the “penny stock” rules in Section 15(d) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our estimates of future performance; the potential value created by potential Mergers or acquisitions; the potential of the combined company’s technology platform; the ability to raise capital to fund our operations and business plan; the continued listing of our securities on the OTCBB; market acceptance of our products; our ability to protect intellectual property rights; competition from other providers and products; our financial condition, financing requirements, prospects and cash flow; and expectations regarding potential growth. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

UNAUDITED FINANCIAL INFORMATION

Incorporated by reference herein is the unaudited consolidated financial information contained in our quarterly reports filed with the Securities and Exchange Commission. This financial information is included in Interactive Financial Statements of our Current Report on Form 10-Q, filed with the Commission on November 1, 2012 and consists of (i) the unaudited consolidated statement of operation for the nine month period ended September 30, 2012, (ii) the unaudited consolidated balance sheets, as of September 30, 2012 and (iii) the unaudited consolidated statement of operation, for the period ended September 30, 2012. The unaudited consolidated financial information should be read in conjunction with the historical consolidated financial statements and the related notes of GMEC, included in GMEC’s periodic reports filed with the Commission and incorporated by reference herein. See “Incorporation of Information by Reference.”

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USE OF PROCEEDS

This prospectus relates to the sale of shares of our common stock to Kodiak Capital pursuant to the exercise of our put right under our Investment Agreement with Kodiak Capital. The Company will receive proceeds from the sale of our common stock to Kodiak Capital pursuant to the Investment Agreement. We will not receive any proceeds from the sales of stock by Kodiak Capital, as the Selling Security holder. We will pay the cost of registering under the Securities Exchange Act of 1933 the shares offered by this prospectus. The proceeds from the Company’s exercise of the put right pursuant to the investment agreement will be used for working capital and general corporate expenses. The Company anticipates the proceeds received from any “Puts” tendered to Kodiak under the Equity Line of Credit to be used for working capital, general corporate purposes, including, but not limited to, repayment of existing indebtedness, intellectual property protection and enforcement, capital expenditures, investments and acquisitions, including acquisitions of patent portfolios. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

DETERMINATION OF OFFERING PRICE

The offering price for the shares sold to Kodiak under the Put will equal 90% of the lowest closing bid price of the common stock of the Company during the five consecutive trading days immediately after the date that Kodiak receives a Put Notice of draw down by the Company of all or a portion of the equity line of credit with Kodiak. There will be no underwriter discounts or commissions.

DILUTION

The issuance of further shares and the eligibility of further issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest may be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share of our common stock at the time of sale. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.  As of September 30, 2012 our net tangible book value was ($392,634) or ($0.0053) per share.

Table 1.0 Dilution Per Share

Amount of Shares Sold	Dollar Amount Raised	Adjusted tangible book value per share	Decrease Per Share For New Shareholders	Increase Per Share For Existing Shareholders
2,500,000	US$500,000	0.00092	US$0.1991	US$0.0062
5,000,000	US$1,000,000	0.00674	US$0.1933	US$0.0120
7,500,000	US$1,500,000	0.01223	US$0.1878	US$0.0175
10,600,000	US$2,120,000	0.01862	US$0.1814	US$0.0239

Without any additional investment on their part, the purchasers of common stock will incur an immediate increase in value to their investment of approximately $.0138 per share in the event we exercise our “Put” for the entire $2,000,000 from Kodiak Capital ,  the per share net tangible book value after exercising our “Put” will be $.0191 per share. This assumes that we will have no change in our net tangible assets at December 31, 2012 and that the entire ten million (10,000,000) shares are issued to Kodiak Capital and they have exercised their rights under the warrant agreement to have 600,000 shares.

Table 2.0 Dilution Comparison of Current Versus New Shareholders

Dollar Amount Raised	Price Paid By Current Shareholders	Percent of Consideration Paid By Current Shareholders	Percent of Securities Owned by existing Shareholders after the offer	Percent of Consideration Paid By New Shareholders	Percent of Securities Owned By New Shareholders
US$500,000	0.0006	9.09%	96.99%	90.91%	3.01%
US$1,000,000	0.0006	4.76%	94.15%	95.24%	5.85%
US$1,500,000	0.0006	3.23%	91.48%	96.77%	8.52%
US$2,120,000	0.0005	2.30%	88.36%	97.70%	11.64%

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Should Kodiak Capital exercise its warrants for the entire six hundred thousand (600,000) shares under its Warrant Agreement this will cause current shareholders an immediate decrease in the net tangible value per share of $.0001 or a net tangible per share value of $.0190 per share.

SELLING SECURITY HOLDER

We agreed to register for resale 10,000,000 shares of our common stock that we will put to Kodiak Capital pursuant to the Investment Agreement. The Investment Agreement with Kodiak Capital provides that Kodiak Capital Group, LLC is committed to purchase up to $2,000,000 of our common stock.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holder. However, we will receive proceeds from exercising our Put under the Investment Agreement. The proceeds will be used for working capital or general corporate purposes.

We are not able to estimate the number of shares Kodiak Capital Group, LLC may sell under our Investment Agreement and exercising our Put.  If Kodiak Capital Group, LLC is successful in selling all of the shares it purchases from us, it will own none of our shares.

The following table details the name of the Selling Security Holder, the number of shares owned by that selling security holder, and the number of shares that may be offered by the selling security holder for resale under this prospectus. Kodiak Capital Group, LLC, the selling security holder is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

Table 3.0 below reflects ten million (10,000,000) shares to be sold by Kodiak under this registration statement pursuant to our Investment Agreement.

Table 3.0

Name of Selling Security Holder	Number of Shares Owned (1)	Percent of Outstanding Shares Owned	Number of Shares Owned After the Offering (2)	Percent Owned After the Offering (3)
Kodiak Capital Group, LLC	10,000,000	11.05	-0-	-0-
(1) Number of shares owned from Investment Agreement added to the current issued and outstanding shares.
(2) Number of shares owned after the offering and in the event Kodiak sells all of the shares.
(3) Assumes that Kodiak sells all of their shares.

 Table 4.0 below reflects the four million sixteen thousand eight hundred seventy-three (600,000) shares available to Kodiak should they exercise their warrants.

Table 4.0

Name of Selling Security Holder	Number of Shares Owned (1)	Percent of Outstanding Shares Owned	Number of Shares Owned After the Offering (2)	Percent Owned After the Offering (3)
Kodiak Capital Group, LLC	600,000	0.0075	-0-	-0-
(1) Number of shares owned from exercising warrants added to the current issued and outstanding shares.
(2) Number of shares owned after the offering and in the event Kodiak sells all of the shares.
(3) Assumes that Kodiak sells all of their shares.

PLAN OF DISTRIBUTION

General Plan of Distribution

The Selling Security holder is an “underwriter” within the meaning of the Securities Act of 1933, as amended. The Selling Security holder and any of its pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security holder may use any one or more of the following methods when disposing of shares:

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•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the Selling Security holder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any of these methods of sale; and
•	any other method permitted pursuant to applicable law.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended ("Securities Act"), if available, rather than under this prospectus. The Selling Security holder will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Security Holder may pledge its shares to its brokers under the margin provisions of customer agreements. If the Selling Security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The Selling Security Holder has agreed not to engage in any direct or indirect short selling of our common stock during the term of the Investment Agreement.

Broker-dealers engaged by the Selling Security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Security holder and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

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The Selling Security holder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of and limit the timing of purchases and sales of any of the shares by the Selling Security holder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Security Holders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

The Selling Security holder and the issuer have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act. Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The Selling Security holder is advised to ensure that any brokers, dealers or agents effecting transactions on behalf of the Selling Security holder are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $52,682.00. The estimated offering expenses consist of: a SEC registration fee of $682, accounting fees of $10,000, legal fees of $40,000 and printing miscellaneous expenses of $2,000. We will not receive any proceeds from the sale of any of the shares of common stock by the Selling Security holder.

The Selling Security holder should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the Selling Security holder, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Security holder or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock of the Company while such Selling Security holder are distributing shares covered by this prospectus. Accordingly, except as noted below, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the offering is taking place. The Selling Security holder is advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to this Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for trading on the OTCBB. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the OTCBB or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Link to Table of Contents

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our restated certificate of incorporation and restated by-laws, as they are in effect as of the date of this prospectus. For more detailed information, please see our restated certificate of incorporation and restated bylaws, which are filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 375,000,000 shares of common stock, par value $0.01 per share, and a blank check class of preferred stock, none of which has been authorized in the form of par value or in the form of a specific rate of return or in any other manner created and issued and outstanding.  As of February 1, 2013, we had 80,498,453 shares of common stock outstanding held of record by 153 stockholders.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer of Clearwater, Florida.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue a blank check class of preferred stock in one or more series and to designate the rights, preferences, and limitations of all such series, any or all of which may be superior to the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until our board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of our preferred stock.

DESCRIPTION OF INVESTMENT AGREEMENT

Pursuant to our investment agreement with Kodiak Capital Group, LLC, we have the right to “Put” to Kodiak Capital Group, LLC up to $2,000,000 of our common stock. Accordingly, this prospectus relates to the resale of up to 10,000,000 shares of our common stock by Kodiak Capital Group, LLC.  Kodiak is an “underwriter” within the meaning of the Securities Act of 1933, as amended.

In addition to our investment agreement with Kodiak, we have a warrant agreement that allows a total of six hundred thousand (600,000) shares of our common stock to be purchased by Kodiak Capital at the fixed price of $.01 per share.  As of the date of the filing of this registration statement Kodiak has not exercised its rights under the warrant agreement.

For the purpose of determining the number of shares of common stock to be offered by this prospectus, we believe we will not issue more than 10,000,000 shares pursuant to the exercise of the Put right, although the number of shares that we will actually issue pursuant to the Put right may less than 10,000,000, depending on the trading price of our common stock.  At the present time we do not intend to exercise the Put right in a manner that would result in the issuance of more than 10,000,000 shares.

Link to Table of Contents

The investment agreement provides, in part, that following notice to Kodiak Capital Group, LLC, we may put to Kodiak up to $2,000,000 in shares of our common stock for a purchase price equal to 90% percent of the lowest closing “best bid” price (the lowest posted closing bid price) of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak Capital of an election to Put shares pursuant to the investment agreement.  The aggregate dollar value that we will be permitted to put to Kodiak will be $2,000,000.  Kodiak Capital has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio. This prospectus covers, in part, the resale of our stock by Kodiak Capital either in the open market or to other investors through negotiated transactions. Kodiak Capital’s obligations under the investment agreement are not transferrable and this registration statement does not cover sales of our common stock by transferees of Kodiak Capital.

Kodiak Capital will only purchase shares when the following conditions have been met:

1.
a Registration Statement shall have been declared effective and shall remain effective and available for the resale of all the Registrable Securities (as defined in the Registration Rights Agreement) at all times until the Closing with respect to the subject Put Notice;

2.
at all times during the period beginning on the Put Notice Date and ending on and including the Closing Date, the Common Stock shall have been listed on the Principal Market and shall not have been suspended from trading thereon for a period of two (2) Trading Days during the Open Period and the Company shall not have been notified of any pending or threatened proceeding or other action to suspend the trading of the Common Stock;

3.
the Company has complied with its obligations and is otherwise not in breach of or in default under, this Agreement, the Registration Rights Agreement or any other agreement executed in connection herewith;

4.
no injunction shall have been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Securities; and

5.	the issuance of the Securities will not violate any shareholder approval requirements of the Principal Market.

If any of the events described in paragraphs 1 through 5 above occurs during the Pricing Period, then the Investor shall have no obligation to purchase the Put Amount of Common Stock set forth in the Put Notice.

The investment agreement will terminate when any of the following events occur:

1.	Kodiak has purchased an aggregate of $2,000,000 of our common stock or six months after the effective date of this registration statement;
2.	we file or otherwise enter an order for relief in bankruptcy; or
3.	our common stock ceases to be registered under the Exchange Act.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by Kodiak Capital.  The sale of these additional shares could cause our stock price to decline.  There is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit.  If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit.  We have no obligation to utilize the full amount available under the equity line of credit.

DESCRIPTION OF WARRANTS

Kodiak Capital Group, LLC, a Delaware limited liability company (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., PST on the first anniversary of the Issue Date (the “Expiration Date”), a maximum of 6% of the Facility Amount fully paid and non-assessable shares of Common Stock (the “Warrant Shares”) at a per share purchase price of $0.01.  This purchase price per share is referred to herein as the "Exercise Price."  The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment.  The minimum amount of warrants the Company will issue will be 2.4% of the Facility Amount.  Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act) by the Investor, would exceed 4.99% of the number of shares of Common Stock outstanding on the Closing Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

As of February 21, 2013, there were no warrants exercised to purchase shares of GMEC common stock.

Link to Table of Contents

A total of six hundred thousand (600,000) shares are being registered in this registration statement specifically for the warrants that have been granted to and may be exercised by Kodiak Capital Group, LLC.

DESCRIPTION OF BUSINESS

INTRODUCTION

We were incorporated on July 8, 1983.  Between July 8, 1983 until March 20, 2008, we were in the business of providing specialty printing services to the commercial printing industry.

On March 10, 2008, we entered into and completed a Share Exchange Agreement with Great East Bottles & Drinks (BVI) Inc. (“GEBD BVI”) and Chung A. San Guy, the sole shareholder of GEBD BVI to acquire 100% of the outstanding equity of GEBD BVI from the shareholder in consideration for 32,460,000 shares of our common stock (the “Share Exchange”).

Subsequent to the completion of the Share Exchange Agreement, GEBD BVI’s business became our major business and the shareholder became our majority shareholder. Our operating entities produced beverage bottles which mainly are made of PET, a type of plastic with desirable characteristic for packaging including a clear and wide range of colors and shapes and tough resistance to heat, moisture and dilute acid. The operating entities manufacture and sell beverage bottles in China for bottling of Carbonated Soft Drinks (“CSD”) for world brands including Coca-Cola and Pepsi.

On December 30, 2010, we entered into, and completed, an Asset Purchase and Sale Agreement with Chung A. Tsan Guy to dispose of the GEBD BVI business assets and recover Mr. Chung’s 31,498,000 shares of common stock of the Company.

In order to diversify the Company’s operations, several new subsidiaries have been formed and are now operating within the Company. From October 26, 2010 to March 31, 2011, Water Scientific was a subsidiary of the Company. In February 2011, three new subsidiaries of the Company were formed and have since maintained operations:  “Great China Media limited” (which operates a publisher business), “Great China Game Limited” (which operates a game retail business), and “GME Holding Limited” (which operates an artist and artist management business). In June 2011, another new subsidiary, GMEC Ventures Limited, a Hong Kong company, was formed and is being maintained for future investment if any.

Now, GMEC is an electronic content provider that creates and provides leisure and lifestyle-related electronic content to Hong Kong, Macau and China. We group these contents into different electronic magazines according to the content theme and distribute them to various targeted customers through different channels. We utilize these electronic contents to produce traditional paper magazines as well. Furthermore, in order to support the core business of electronic content production, we also operate an artist management company, which enhances our ability to create and provide electronic content by leveraging the popularity and publicity of artists and celebrities in creating stories and events. Since a substantial portion of our electronic content is related to computer technology and video games, we also operate two computer and video game retail stores to enhance our ability to access to the most updated market segment.

CURRENT CORPORATE STRUCTURE AND DESCRIPTION OF BUSINESSES

Through 100% ownership of Sharp Achieve Holdings Limited (BVI) and Super China Global Limited (BVI), GMEC operates four 100% owned subsidiaries: (1) Great China Media Limited which was incorporated February 1, 2011; (2) GME Holdings Limited which was incorporated February 18, 2011; (3) Great China Games Limited which was incorporated February 1, 2011and (4) GMEC Ventures Limited was incorporated June 1, 2011.

Great China Media Limited (“GCM”)

GCM is an electronic content provider within GMEC. It is located and operated in Hong Kong. Through GCM, we target Hong Kong’s electronic content market through provision of content in the form of electronic magazines and auxiliary products. GCM owns the intellectual property rights of all the electronic content we have developed, consisting of a huge catalog of content and distribution rights.

Products

Through GCM, we provide mainly three products:

1.	Electronic content in the form of electronic magazines.

Link to Table of Contents

Currently GCM publishes seven (7) electronic weekly / bi – weekly magazines:

Table 5.0
Names of magazines	Themes and contents	Available on	Price per subscription
GameWave	Reviews, previews and news about video games	3HKstore	0.99
AniWave	Reviews and previews about animated films	3HKstore	0.99
SoccerWave	News about world soccer	3HKstore	0.99
Hotmachine	News and information about sports cars and automobiles	3HKstore	0.99
AppsWave/AppsBible	Reviews and news about Apple App Store and Android Market products	3HKstore	0.99
C.P.U.	Updates about computer hardware and software	3HKstore	0.99
PCGameWave	Reviews, previews and news about PC online games	3HKstore	0.99

Through the provision of these electronic magazines, revenues are generated from the following two (2) sources:

a.	Direct subscriptions from our customers.

Customers can subscribe to our electronic magazines directly through data portal websites like 24reader, HGC broadband and I–read using traditional computers, iPhones, iPads and Android handsets and tablets. Various kinds of subscription packages are available to customers. A portion of the subscription revenues are shared to the data portal websites that offer our electronic magazines. Furthermore, we have also cooperated with the Samsung Apps Store to provide a special monthly package to all Samsung Android mobile handset users.

b.	Revenue sharing with cell phone operators.

Our electronic magazines are also available to customers through their cell phone operators. We have distribution agreements with various major operators in Hong Kong (including 3HK, Smartone and China Mobile, Macau and China Viva. Customers can purchase subscription packages through the portal websites of their cell phone operators or through their cell phone and mobile devices directly. The contents of our electronic magazines will be regularly pushed to customers’ cell phones and mobile devices through MMS and SMS once they have subscribed for the package. Subscription revenues are split between GCM and cell phone operators.

2.	Traditional magazines.

In order to fully utilize the electronic contents that GCM has produced, we have also made available this content in traditional paper magazines. However, we are not involved in actual printing of these magazines and instead it is outsourced to third party printing companies. We have over 2,000 points of sale throughout Hong Kong.

The pricing and distribution networks of our traditional magazines are as follows:

Table 6.0
Names of magazines	Available in	Retail price per subscription
GameWave	7-Eleven, VanGo, Circle K, Book store	$1.60
AniWave	7-Eleven, VanGo, Circle K, Book store	$1.90
SoccerWave	7-Eleven, VanGo, Circle K, Book store	$1.60
Hotmachine	7-Eleven, VanGo, Circle K, Book store	$1.60
AppsBible	3Shop ( link here )	Free

3.	Advertisement

In association with the production of our electronic and traditional paper magazines, GCM generates advertisement revenue through the following channels:

a.	Advertisements in traditional paper magazines
b.	Electronic banners and advertisements in electronic magazines
c.
All–in-one advertising solutions: bundles promotional events and activities together with printed and electronic advertisements that are related to the themes and contents any one of our magazines. Normally this service is provided to our customers who want to create a total image of their branded products that are related to any of the themes of our magazines

Link to Table of Contents

Target customers

The core of our electronic content is all related to the leisure and lifestyle of adolescents and young adults. Therefore, we group our electronic content into electronic magazines with different themes. Each of these magazines is targeted to different groups of customers with different ages and preferences with the aim of covering all aspects of their leisure activities and hobbies:

Table 7.0
Target Customers
Name of magazine	Age group	Preferences in hobbies and activities
GameWave	8 – 35	Video console game player
AniWave	12 – 28	Young animation fans in HK
SoccerWave	12 – 40	Soccer fans in HK market
Hotmachine	12 – 35	Sports cars and automobile lovers
AppsWave/Appsbible	20 – 35	Smart phone user in HK
C.P.U	14 – 45	PC user in Hong Kong.
PCgamewave	8 – 30	Active online PC game player in Hong Kong

GME Holdings Limited (“GMEH”)

GMEH is an artist management company that locates and operates in Hong Kong. Through GMEH, we currently manage 20 female artists and 4 male artists. These artists primarily work in the Hong Kong, China, Malaysia and Australian markets.

Products and services

We arrange our artists to participate in the following activities, which directly or indirectly complement our core business of electronic contents provisions:

•	Movie productions
•	Promotional events for brands and institutional customers
•	Music and record productions
•	Artist-related merchandising

Through the artists’ participation in these activities, GCM can leverage their involvement to create and produce more electronic content that is appealing to and welcomed by adolescents and young adults.
Revenues are generated from 3 sources as a result of participations in these activities by our artists:

Revenue from direct job income

We receive direct job income by arranging the performances of the artists in movies, TV shows and promotional events for brands and institutional customers.

Revenue shared from artist-related merchandising

We sign revenue sharing agreements with brand and institutional customers, of which our artists serve as brand icons. We receive a portion of revenue from each item of the product sold.

Revenue shared from intellectual property rights on CD, DVD and video products

We obtain revenue from sharing profit from musical product licenses as well as Mp3 downloads.

Target customers

Since the core businesses of GMEH involve the development of artists and celebrities, our target customers are the adolescents and young adults and the brand owners and institutional customers who target adolescents and young adults as their end customers. Currently our artists work in the regions of Hong Kong, Malaysia, Australia and China.

Link to Table of Contents

Great China Games Limited (“GCG”)

GCG operates 2 retail shops in Hong Kong selling video game machines (including, but not limited to, Play Station, Nintendo Wii, and Xbox) and associated video games. Through GCG, we target Hong Kong’s online and offline video games market. With support of GCM, GCG is the official reseller of Microsoft Xbox360 and Monster Cable in Hong Kong. Through this arrangement with GCG, GCM is able to open up itself with more opportunities for electronic content creation.

The major brands of products that we have carried and their respective sales percentage are as follows:

Table 8.0
Product	Brands	Percentage of sales
SONY	PS3/PSP/PS VITA and accessories	65%
Microsoft	Xbox360 and accessories	14%
Other	Wii, and other brands	21%

GMEC Ventures Limited (“GMECV”)

At this time, GMECV is being maintained for future investments if any.

INDUSTRY AND MARKET ENVIRONMENT

GCM

Hong Kong is a major center for Chinese-language publications. Some local Chinese newspapers and magazines are also distributed in Taiwan, the Chinese mainland and overseas communities where there are significant Chinese population.

Mainland market opening measures after the WTO accession are restricted to the formation of Sino-foreign joint-ventures in the publishing business and distribution of publications. Meanwhile, setting up wholly-owned publishing or import companies on the Chinese mainland remains off-limit to foreign companies, including Hong Kong companies. Hong Kong companies’ participation is now mainly focused on entering the market through copyright trade and establishing ties with mainland publishing companies in the importation and distribution fields. The huge potential of the Chinese mainland marketing is globally focused. Hong Kong publishers are at an advantageous position to market China studies to the world. There are growing opportunities for publishers to market trade journals to Western companies which want to establish or expand their presence in the mainland market.

Hong Kong’s publishing industry is adapting to the digitalization trend, while the electronic book frenzy is sweeping the globe. In the past year, over 1,000 local e-books were published in Hong Kong. 24Reader, a local e-book integrator, has seen a steady growth of 10–20 percent in its mobile e-book apps business since last year. Responding to the growing popularity of electronic reading, the Hong Kong Book Fair 2011 featured two theme zones on e-publishing with 32 exhibitors, a 60 percent increase from last year. The Future Book Store, making its debut at the 2011 fair, attracted 10,000 visitors, and the e-book Reading Platform launched by 3 Hong Kong and HKTDC recorded more than 18,000 downloads since the end of June.

Underpinning Hong Kong’s publishing businesses is a highly developed printing industry. Meanwhile, many Hong Kong printing companies have relocated their factories to the PRC. According to the Hong Kong Printers Association, more than 70 percent of Hong Kong printing factories have moved to the PRC area.

GMEH

China’s overall spending on entertainment and media is growing, and this sector will likely continue to grow over the next five years.

GCG

The world video gaming industry is predicted to record nine percent yearly growth through 2013, to exceed $76 billion, according to Business Insights. Management believes mobile and online gaming formats likely will be the predominant market segments, and customers will likely take advantage of wider, faster, and more mobile internet access. Console gaming, the market’s current segment leader, will likely see its rate of sales decelerate.

Link to Table of Contents

Major Competitors

We have two major prevailing competitors in Hong Kong, specifically: Next Media Limited and New Media Group Holdings Limited Hong Kong.

Next Media Limited (SEHK: 0282), was founded by Jimmy Lai. This company has more than 3,600 employees and is the largest-listed media company in Hong Kong. Next Media Limited has subdivisions, including Next Media Interactive. This company is known for introducing tabloid-style journalism into Hong Kong and Taiwan that set trends in both markets. Apple Daily was the first newspaper to use the massive graphics, bold headlines and full color pages now common to all best-selling papers in Hong Kong and Taiwan.

New Media Group Holdings Limited is a local publisher, which is principally engaged in the publication and marketing of Chinese-language weekly magazines and the sale of advertising in those magazines. This company’s activities are primarily centered in Hong Kong. The contents of the magazines published by this company can be classified into two distinctive central themes: lifestyle, and investment/finance. Currently, New Media Group Holdings Limited publishes five flagship Chinese-language magazines in Hong Kong, four of which are lifestyle magazines, including: “Weekend Weekly,” “New Monday,” “Oriental Sunday,” and “Fashion & Beauty.” The remainder of the company’s magazines are focused on investment and finance, namely, the “Economic Digest.”

COMPETITIVE ADVANTAGES

GCM

One of this segment’s competitive advantages is that it utilizes crossover platforms, including traditional print media, online media, and mobile media. We also utilize an outdoor media platform. We have already created thousands of e-content for different platforms, and we have united and standardized our databases for our e-content. This makes it very easy to connect with different mobile operator portals and e-content platforms.

The Company also has an in-house technology team that develops interactive applications, such as smart phone games that relate to magazine content or to adhere to a client’s brand promotion strategy, electronic media delivery programs, and online database development that is linked with mobile operators and/or other online eBook platforms.

GMEH

Management believes this segment has several competitive advantages, including: a well-known supporting team in the market, a number of leading artists in market, and support by our own media network. Management believes this will allow us an advantage in the market to promote our artists and connect with other clients.

GCG

Management believes this segment has several competitive advantages, including: a well-known video game magazine (GameWave), regular interactions with various distributors to provide pre-order and pre-sale events, and an online pre-order platform that allows customers to pre-order and book their games online and pick-up their merchandise in shop or receive it by mail. We are also an official retail partner-shop of Microsoft Xbox and a reseller of ‘Monster cable’ products.

BUSINESS DEVELOPMENT

GCM

In 2013, we plan to establish a new lifestyle electronic magazine and traditional magazines with a soccer athlete in the United Kingdom and China markets. We are going to cooperate with lifestyle online game developer to provide our magazine content in their e-shop system. We plan to provide our electronic magazine and records productions to mainland mobile operators and other online platforms.

GMEH

In 2013, we plans to setup a new Social Networking Services platform called I-Scout. This is an innovative modeling-agency business model, integrated with advanced interactive technology. It will consist of a database of over 10,000 model talents from different countries. It will be a system that provides promotion materials for online merchants, and it will allow client to search through an online database of modeling talents and engage them to model for their product at an affordable cost. This will expand the Company’s clients’ geographic service coverage areas, through the low cost use of Internet technology.

Link to Table of Contents

We plan to use in-house production and production photographers located in several strategic locations in China. We also hope to expand this business model into other Asian countries, and leverage the experience in model talent search and brand marketing to create a barrier to entry for other competitors.

GCG

In 2013, Great China Games Limited will start to create an online pre-order platform with a mobile operator. This will allow customers, through an operator-payment gateway, to pre-order video games and purchase online game coins. Moreover, we target as 1-2 game accessories branding sole agent in HK.

EMPLOYEES

The following table summarizes the employees of GMEC and their operations of GCM, GMEH, GCG.

Table 9.0

	GMEC	GCM	GMEH	GCG	Total
CEO	1				1
General & Administration		3	4	1	8
Operation	2	32	8		42
Sales and broker		3	2	4	9
Total	3	38	14	5	60

SALES AND MARKETING

GCM

We have 3 sales representatives to directly approach clients and sell our printed and online banner space.  Our traditional magazines are using distributors to deliver to over 2000 locations of sale in Hong Kong.  Our electronic magazines are marketed through various major operators in Hong Kong, such as 3HK, Smartone and China Mobile, and China Viva to generate revenue from our online products.

GMEH

We have 2 senior brokers in a public relations agency and production house to arrange and book model jobs for clients. Our General Manager and assistance manager will response negotiate television and film production units for artists’ jobs.

GCG

We have 5 employees for both online and offline sales in 2 shops.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.

Market for Common Equity and Related Shareholder Matters

Our common stock is quoted on the Over-the-Counter Bulletin Market under the symbol “GMEC.OB”. The table below sets forth the high and low prices for the Company’s Common Stock for the quarters included within 2011 and 2012. Quotations reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. Since the Company's common stock trades sporadically, there is not an established active public market for its common stock. No assurance can be given that an active market will exist for the Company's common stock and the Company does not expect to declare dividends in the foreseeable future since the Company intends to utilize its earnings, if any, to finance its future growth, including possible acquisitions.  The following table shows our high and low sales for each of the quarters for the full years 2011 and 2012.

Table 10.0
Year	Quarter	High	Low
2011	First	0.09	0.12
2011	Second	0.01	0.12
2011	Third	0.01	0.06
2011	Fourth	0.06	0.06
2012	First	0.04	0.28
2012	Second	0.25	0.40
2012	Third	0.15	0.37
2012	Fourth	0.04	0.20

Link to Table of Contents

LEGAL MATTERS

We are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us.

EXPERTS

The consolidated financial statements of Great China Mania Holdings, Inc. as of the period ended September 30, 2012 and the years ended December 31, 2011 and 2010 have been incorporated by reference herein in reliance upon the report of Madsen & Associates CPA, Inc., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2011 consolidated financial statements contains an explanatory paragraph that states that our operations do not raise substantial doubt about our ability to continue as a going concern.

Harrison Law, P.A., Parrish, Florida, will pass upon the validity of the issuance of the securities offered by this prospectus.  The fees for said service are being paid in cash and not on a contingent basis.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement and the exhibits and schedules thereto, but does include the material provisions, if any, of any contract or document filed as an exhibit or schedule. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.greatchinamania.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

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•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on April 16, 2012; our First Amended Annual Report for the fiscal year ended December 31, 2010 filed on January 18, 2012; our Seconded Amended Annual Report for the fiscal year ended December 31, 2010 was filed on April 24, 2012; and our Third Amended Annual Report for the fiscal year ended December 31, 2010 was filed on June 15, 2012.

•
our Quarterly Report on Form 10-Q for the period ending September 30, 2012 was filed on November 1, 2012; our Amended Quarterly Report on Form 10-Q for the period ending September 30, 2012 was filed on November 2, 2012; our Quarterly Report on Form 10-Q for the period ending June 30, 2012 was filed on August 14, 2012; our Quarterly Report on Form 10-Q for the period ending March 31, 2012 was filed on May 18, 2012; our Amended Quarterly Report on Form 10-Q for the period ending September 30, 2011 was filed on April 16, 2012; our Amended Quarterly Report on Form 10-Q for the period ending June 30, 2011 was filed on April 16, 2012; our Amended Quarterly Report on Form 10-Q for the period ending March 31, 2011 was filed on April 16, 2012.

•	our Current Reports on Form 8-K filed on November 28, 2012, September 10, 2012, February 2, 2012, and January 27, 2012;

Unless otherwise noted, the SEC file number for each of the documents listed above is 000-54446.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Great China Mania Holdings, Inc., Rm. A, 18/F, Kingsford Industrial Bldg., Phase I, 26-32 Kwai Hei St., Kwai Chung, N.T., Hong Kong or call (852) 6339 6007.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered.  All of the amounts shown are estimated except the SEC Registration Fee

SEC Registration Fee	$60
Legal Fees and Expenses	40,000
Accounting Fees and Expenses	10,000
Miscellaneous	2,000
Total	$52,060

Item 15. Indemnification of Directors and Officers

The amended and restated articles of incorporation of the Company provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by the Company to the fullest extent permitted by Florida law.

Article IX of the Company’s amended and restated certificate of incorporation provides: “The Corporation shall have the power to indemnify any officer, director, or former officer or director, to the fullest extent permitted by law.”

Pursuant to the Company’s bylaws Article X Section 3, the directors and officers of the Company shall, to the fullest extent permitted by the Florida Statutes, also have the right to maintain a directors’ and officers’ insurance policy which insures the Company and any of its directors, officers, employees, agents or other entities, against expense, liability or loss asserted against such persons in such capacity whether or not the Company would have the power to indemnify such person under Florida law.  At the present time the company does not maintain a separate officer and director liability insurance policy

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Any underwriting agreements that we may enter into will likely provide for the indemnification of us, our controlling persons, our directors and certain of our officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing discussion of our certificate of incorporation, bylaws, indemnification agreements, and Florida law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws, indemnification agreements, or law.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 12, 2013.

GREAT CHINA MANIA HOLDINGS, INC.

By	/s/ Wai Hung Yau
Wai Hung Yau President and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kwan Yin Roy Kwong	Chief Executive Officer and Director, Chief Financial Officer	March 12, 2013
Kwan Yin Roy Kwong

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amended and Restated Articles of Incorporation
3.2	Amendment and Name Change
3.3*	Bylaws Filed on November 29, 2006 as Exhibit 3.ii to the issuer’s Registration Statement on Form SB-2 (File No. 333-139008) and incorporated herein by reference.
4.1	Investment Agreement
4.2	Addendum to Investment Agreement
4.3	Warrant Agreement
4.4	Addendum to Warrant Agreement
5.1	Opinion of Harrison Law, P.A. with respect to the legality of the securities being registered.
23.1	Consent of Madsen & Associates, CPA’s, Inc., Independent Registered Public Accounting Firm
 *Exhibit previously filed